Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 22, 2018, relating to the financial statements and supplemental schedule of Southwestern Energy Company 401(K) Savings Plan appearing in the Annual Report on Form 11-K for the year ended December 31, 2017.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

November 30, 2018